As filed with the Securities and Exchange Commission on December 17, 2024

Registration No. 333-282385

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECT AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KARTOON STUDIOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	7812	20-4118216
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

190 N. Canon Drive, 4th Fl

Beverly Hills, CA 90210

(310) 273-4222

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Andy Heyward

Chief Executive Officer

190 N. Canon Drive, 4th Fl

Beverly Hills, CA 90210

(310) 273-4222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq. Melissa Palat Murawsky, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 (212) 885-5000	Charles Phillips, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-282385

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(d) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-282385), as amended (the “Registration Statement”), declared effective on December 16, 2024 by the Securities and Exchange Commission, is being filed pursuant to Rule 462(d) of the Securities Act of 1933, as amended (the “Securities Act”), solely to replace Exhibits 5.1(a) and 5.1(b) to the Registration Statement. This Amendment does not modify any provision of Part I or Part II of the Registration Statement other than Item 16(a) of Part II as set forth below.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

Exhibit Index

5.1(a)	Opinion of Flangas Law Group
5.1(b)	Opinion of Blank Rome LLP
23.1	Consent of Flangas Law Group (included in Exhibit 5.1(a))
23.2	Consent of Blank Rome LLP (included in Exhibit 5.1(b))
24.1*	Power of Attorney

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-282385), originally filed with the Securities and Exchange Commission on September 27, 2024 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Beverly Hills, State of California, on this 17th day of December, 2024.

KARTOON STUDIOS, INC.

By:	/s/ Andy Heyward
Name:	Andy Heyward
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andy Heyward	Chairman and Chief Executive Officer	December 17, 2024
Andy Heyward	(Principal Executive Officer)

/s/ Brian Parisi	Chief Financial Officer	December 17, 2024
Brian Parisi	(Principal Financial and Accounting Officer)

*	Director	December 17, 2024
Joseph “Gray” Davis

*	Director	December 17, 2024
Anthony Thomopoulos

*	Director	December 17, 2024
Margaret Loesch

*	Director	December 17, 2024
Lynne Segall

*	Director	December 17, 2024
Cynthia Turner-Graham

*	Director	December 17, 2024
Stefan Piech

*	Director	December 17, 2024
Henry Sicignano III

* By: /s/ Andy Heyward

Andy Heyward, Attorney-In-Fact

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